UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2011

Zhongpin Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-33593 (Commission File Number)	54-2100419 (IRS Employer Identification No.)

21 Changshe Road, Changge City, Henan Province People’s Republic of China (Address of principal executive offices)	461500 (Zip Code)

011 86 10-8286 1788
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01       Changes in Registrant’s Certifying Accountant.

On June 30, 2011, Zhongpin Inc. (the “Company”) was notified that the personnel of Division Four of BDO China Li Xin Da Hua CPA Co., Ltd (“BDO Li Xin Da Hua”), the Company’s independent registered public accounting firm, joined BDO China Shu Lun Pan Certified Public Accountants LLP (“BDO China Shu Lun Pan”), another BDO International Member Firm headquartered in Shanghai as employees of BDO China Shu Lun Pan. Division Four of BDO Li Xin Da Hua includes the audit team providing professional services to the Company.  As a result, the Audit Committee of the Company’s Board of Directors dismissed BDO Li Xin Da Hua as the Company’s independent registered public accounting firm on July 6, 2011, and appointed BDO China Shu Lun Pan to serve in such role effective from such date.

The audit reports of BDO Li Xin Da Hua regarding the Company’s financial statements as of and for two most recent fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the fiscal years ended December 31, 2010 and 2009, and for the interim period from January 1, 2011 through and including the date of this current report, there were: (i) no disagreements between the Company and BDO Li Xin Da Hua on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO Li Xin Da Hua, would have caused BDO Li Xin Da Hua to make reference to the subject matter of the disagreement in its reports on the financial statements for such years or any subsequent interim period through the date of this current report, and (ii) no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years ended December 31, 2010 and 2009, and for the interim period from January 1, 2011 through and including the date of this current report, neither the Company nor anyone acting on its behalf consulted with BDO China Shu Lun Pan regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed or the type of audit opinion that may be rendered by BDO China Shu Lun Pan on the Company’s financial statements nor was a written report or oral advice provided by BDO China Shu Lun Pan to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” as defined under Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as defined under Item 304(a)(1)(v) of Regulation S-K.

The Company has provided BDO Li Xin Da Hua a copy of the disclosure in this Form 8-K and has requested that BDO Li Xin Da Hua furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not BDO Li Xin Da Hua agrees with the statements in this Form 8-K. A copy of the letter dated July 11, 2011 furnished by BDO Li Xin Da Hua in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Exhibit No.	Document

16.1	Letter from BDO China Li Xin Da Hua CPA Co., Ltd. to the Securities and Exchange Commission dated July 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC. (Registrant)

Dated: July 11, 2011	By:	/s/ Xianfu Zhu
Name: Xianfu Zhu
Title: Chief Executive Officer